Exhibit 10.15

LAMAR TEXAS LIMITED PARTNERSHIP

ITS AFFILIATES AND SUBSIDIARIES

DEFERRED COMPENSATION PLAN

     THIS AGREEMENT made this first day of ___, by and between Lamar Texas Limited Partnership, its Affiliates and Subsidiaries (“Lamar”), and ___(the “EMPLOYEE”).

     In consideration of the agreements hereinafter contained the parties agree as follows:

     1. Employment Heretofore. Lamar has heretofore employed the Employee and the Employee is serving Lamar in such capacity as Lamar may designate from time to time, continuing until terminated by either party.

     2. Attention to Work. During the term of his/her employment, the Employee shall devote all of his/her time, attention, skill and efforts to the performance of his/her duties for Lamar.

     3. Compensation. Lamar is paying the Employee a certain monthly salary as Lamar may from lime to time determine. Lamar may also pay deferred compensation as provided in paragraph 5 below, unless forfeited by the occurrence of any of the events of forfeiture specified in paragraph 6, below.

     4. Deferred Compensation Plan. (a) Lamar shall have the option of paying to a Deferred Compensation “Rabbi” Trust, and crediting a book reserve (the “Deferred Compensation Account”) established for this purpose, the deferred compensation specified in Schedule A in this agreement. Lamar also has the option of modifying Schedule A. Deferred compensation shall not be awarded to any Employee until that Employee has reached his/her thirtieth (30th) birthday, has been employed by Lamar or its affiliates for ten (10) years and has reached the status of manager. Deferred compensation paid by Lamar, if any, shall be credited to the Deferred Compensation Account on the ___day of ___on the first year of eligibility and on the same day of each year thereafter as long as the Employee is employed by Lamar.

          (b) Any funds paid to the Deferred Compensation “Rabbi” Trust may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities, or any other assets as may be selected by the Trustee in its discretion. In the exercise of the discretionary investment powers, the Trustee may engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested.

          (c) From time to time Lamar may designate an investment manager other than the Trustee to select the assets in which the funds are to be invested.

          (d) The Employee agrees on behalf of himself/herself and his/her designated beneficiary to assume all risk in connection with any decrease in value of the funds, which are invested or which continue to be invested in accordance with the provisions of this Agreement.

     5. Benefit Payments. The benefits to be paid as deferred compensation (unless they are forfeited by the occurrence of any of the events of forfeiture specified in paragraph 6) are as follows:

          (a) If the Employee’s employment hereunder is terminated on or after the Employee has reached the age of 60, for any reason other than death, Lamar shall direct Trustee to pay to the Employee an amount equal to the fair market value of the assets in the Employee’s Deferred Compensation Account as of such date.

          (b) If the Employee’s employment hereunder is terminated for any reason other than death and disability but before the Employee shall have reached the age of 60, then the fair market value of assets in the Employee’s Deferred Compensation Account shall be paid to Employee by Lamar in one lump sum payment. This payment shall be made within six (6) months of the time of termination.

          (c) If the Employee’s employment is terminated because of disability before he/she has reached the age of 60 and while he/she is in the employ of Lamar, then Lamar shall make payments to the Employee in the same manner and to the same extent as provided in paragraph 5 (a).

          (d) If the Employee’s employment is terminated because of death, the interest of the Employee in this plan is payable in full to the participant’s surviving spouse, unless there is no surviving spouse or the spouse consents in the manner required to a designated beneficiary.

               (1) The spouse of the Employee must consent in writing to a beneficiary other than the spouse. This designation may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the participant without any requirement of further consent by the spouse). The spouse’s consent acknowledges the effect of such election and is witnessed by a plan representative or a notary public.

               (2) The spousal consent requirement is waived if it is established to the satisfaction of Lamar that consent cannot be obtained because there is no spouse, or because the spouse cannot be located.

               (3) If there is not a surviving spouse, and if no beneficiary shall have been designated, or if no designated beneficiary shall survive the Employee, the payments shall be payable to the Employee’s estate.

          (e) The Employee shall be deemed to have become disabled for purposes of paragraph 5 (c), if Lamar shall find on the basis of medical evidence satisfactory to Lamar that the Employee is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by Lamar and that such disability will be permanent and continuous during the remainder of his/her life.

          (f) The lump sum payment to be made to the Employee under paragraph 5 (b) and 5 (c), above shall he made on the first day of the second month next following the date of the termination of his/her employment, and the payment to be made to the Employee under paragraph 5 (a), above shall be made on the first day of the second month next following the date on which the Employee shall have reached the age of 60. The payments to be made to the designated beneficiary under the provisions of this paragraph 5 (d) shall be made on a date to be selected by Lamar but within three (3) months from the date of death of the Employee.

          (g) Notwithstanding anything herein contained to the contrary, Lamar shall have the right in its sole discretion to vary the manner and time of making all distributions provided in the paragraphs above, and may make such distributions in lump sums or over a shorter or longer period of time, as Lamar may find appropriate.

          (h) Payments to employees or their beneficiaries are considered wages, and are subject to federal and state income tax, as well as FICA, which may be withheld when the funds are distributed. In accordance with the Social Security Act, payments may also reduce social security benefits to the employee or beneficiary.

     6. Forfeiture of Benefits. Notwithstanding anything herein contained to the contrary, no payment of deferred compensation shall be made and all rights under the Agreement of the Employee, his/her designated beneficiary, executors or administrators, or any other person, to receive payments thereof shall be forfeited if the employee is discharged for malfeasance or wrongful conduct.

     7. Non-competition Agreement. (a) Employee agrees that continued employment by Lamar will build an intangible asset of goodwill of value to Lamar. In consideration of the employment of Employee by Lamar, of the expenses incurred by Lamar in the training of Employee, and of other performance by Lamar, the Employee agrees that, for a period of two (2) years from termination of employment for any reason whatsoever, including termination by Lamar, he/she will not knowingly, directly or indirectly, own, manage, operate, jointly control, lend money to, endorse the obligations of, or participate in or be connected with as an officer, employee, stockholder, partner, counselor, adviser, or otherwise, any business engaged to any extent in the outdoor advertising business nor will Employee solicit site leases or customers for such business: (a) within a fifty (50) mile radius of the present as well as the future office site where he/she performs or will perform services for Lamar, or (b) within a fifty (50) mile radius of any outdoor advertising plant previously served by Employee in any capacity for Lamar. Employee acknowledges that the remedy at law for any breach of this provision will be inadequate, and that Lamar, or its assigns shall be entitled to injunctive relief should Employee breach this provision.

          (b) The parties intend that this covenant shall be construed as a series of separate covenants, one for each county encompassed within the area described. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraph. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants on the ground of unreasonable area, then this unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants on the ground of unreasonable time, then the time of non-competition shall be reduced to a reasonable time.

          (c) Employee has carefully read the provisions of this paragraph and agrees that the time period and geographical area of restriction are fair and reasonable and are necessary for the protection of Lamar’s interests.

          (d) Employee agrees that upon termination of this agreement for any reason whatsoever, including termination by Lamar for any reason, Employee will not solicit any of the customers or site lessors of: (1) the outdoor advertising plant managed by Employee at the time of termination, or (2) of any other outdoor advertising plant previously managed or served by Employee for Lamar or for any of its affiliated partnerships or corporations, nor will Employee offer to hire, or in fact employ or enter into any partnership, corporation or other business relationship, directly or indirectly, any of the employees, managers, or independent contractors of Lamar, of the outdoor advertising plant managed by Employee at the time of termination, or of any other outdoor advertising plant previously managed or served by Employee for Lamar, or any of its affiliated partnerships or corporations, for a period of two (2) years after termination of this Agreement. Employee acknowledges that the intangible asset of the goodwill of Lamar and the outdoor advertising plant managed by Employee will be damaged significantly should such customers be solicited or employees hired by Employee, and, further, as an amount arrived at in good faith by both parties on the date of this Agreement and estimated to reasonably compensate Lamar of the monetary loss which Lamar sustains, Employee agrees to pay to Lamar or its assigns twenty-five thousand and no/100 ($25,000) dollars in the event of a breach of this covenant.

     8. Non-assignability. (a) The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

          (b) The Plan recognizes that the non-employee spouse may have a claim to a portion of the right to receive assets from the fund, according to State property law. In the event of divorce, the former spouse who does have such a claim, shall have the right to elect to receive benefit payment under the Retirement Plan after the earlier to occur of the first date for payment allowed under the Plan, or after the Employee reaches the earliest retirement age under the Plan.

          (c) Notwithstanding any other provision of law, this agreement does not create any right title, or interest, which can be sold, assigned, transferred, or otherwise disposed of (including by inheritance) by a spouse or former spouse.

     9. Incapacity. If Lamar shall find that any person to whom any payment is payable under this Agreement is unable to care for his/her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by Lamar to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as Lamar may determine. Any such payment shall be a complete discharge of the liabilities of Lamar under this Agreement.

     10. Not an Employment Agreement. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of Lamar as an executive or in any other capacity.

     11. Not Compensation for Qualified Plan. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of Lamar for the benefit of its employees.

     12. Interpretation. Lamar shall have full power and authority to interpret, construe and administer this Agreement and Lamar’s interpretations and construction thereof, and actions thereunder, including any valuation of the Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No employee of Lamar shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his/her own willful misconduct or lack of good faith.

     13. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Louisiana.

     In WITNESS WHEREOF, Lamar has caused this Agreement to be executed by its duly authorized officers and Employee has hereunto set his/her hand and seal as of the date first above written.

LAMAR TEXAS LIMITED PARTNERSHIP
By
Kevin P. Reilly, Jr.

James R. McIlwain, Secretary

Employee